
<ARTICLE> 5
<LEGEND>The schedule contains summary financial information
extracted from Columbia Futures Fund and is qualified in its entirety by references to such financial instruments.
<CIK> 0000701286
<NAME> Columbia Futures Fund

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                       7,331,828
<SECURITIES>                                         0
<RECEIVABLES>                                   30,446
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               7,427,440<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 7,427,440<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             1,931,315<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               736,791
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,194,524
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,194,524
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,194,524
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $65,166.
<F2>Liabilities include redemptions payable of $69,574, other liabilities of
$1,229, accrued management fees of $24,436 and accrued administrative expense payable of $55,161.
<F3>Total revenues includes realized trading revenue of $2,634,598, net change in unrealized of ($968,745) and interest income of $265,462.

